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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF MCCANN FITZGERALD APPEARS HERE]


                                              1996


Saville Systems PLC
IDA Business Park
Dangan, Galway
Ireland

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the public offering of an aggregate of 3,100,000, American Depositary Shares ("ADSs"), representing an aggregate of 3,100,000, ordinary shares, par value $0.0025 per share (the "Ordinary Shares"), of Saville Systems PLC (the "Company"), of which (i) 100,000 Ordinary Shares represented by
100,000 ADSs will be issued and sold by the Company to the Underwriters (as defined below), and (ii) 3,465,000 Ordinary Shares represented by 3,465,000
ADSs (including 465,000 Ordinary Shares represented by 465,000 ADSs subject to an over-allotment option granted by certain selling shareholders of the Company (the "Selling Shareholders")) will be issued by the Company and sold by the Selling Shareholders to the Underwriters (collectively, the "Shares"). The Shares are to be sold by the Company and the Selling Shareholders pursuant to an underwriting agreement (the "Underwriting Agreement") among the Company, the Selling Shareholders, Alex. Brown & Sons Incorporated, Hambrecht & Quist LLC, Montgomery Securities and Furman Selz, as representatives of the several underwriters named in the Underwriting Agreement (the "Underwriters").

We have acted as counsel for the Company in connection with the sale by the Company and the Selling Shareholders of the Shares. This opinion is limited to Irish law as applied by the Irish courts and is given on the basis that it will be governed by and construed in accordance with Irish law. We have made no investigation of the laws of any jurisdiction other than the Republic of Ireland

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1996                                                          McCann FitzGerald
                                                                  SOLICITORS
Page 2

and neither express nor imply any opinion as to any other laws, including the laws of the United States of America or any state thereof.

We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission. We have also examined and relied upon the original or copies of minutes of meetings of the shareholders and Board of Directors of the Company, the share register of the Company, a copy of the Articles of Association of the Company, and a copy of the Memorandum of Association of the Company, as amended. In our examination of the above documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, we are of the opinion that (i) the Shares to be issued and sold by the Company have been duly authorised and that, when issued and sold by the Company in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and not subject to further calls thereon, and (ii) the Shares to be sold by the Selling Shareholders have been duly authorised and that, when sold by the Selling Shareholders in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and not subject to further calls thereon.

We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the captions "Enforcement of Civil Liabilities under United States Federal Securities Laws" and "Legal Matters".

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.


Very truly yours,



/s/ McCANN FITZGERALD
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McCANN FITZGERALD